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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of our report dated September 28, 2006 (November 14, 2006 as to the effects of the restatement discussed in Note 17 under the caption "Second Restatement" and March 14, 2007 as to the effects of the restatement discussed in Note 17 under the caption "Third Restatement") (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatements of the company's consolidated financial statements described in Note 17 and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment described in Note 8), relating to the consolidated financial statements of Aspen Technology, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts April 6, 2007

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Consent of Independent Registered Public Accounting Firm